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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

NITROMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	22-3159793
(State of incorporation or organization)	Employer Identification No.)

12 OAK PARK DRIVE, BEDFORD, MASSACHUSETTS 01730
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:        333-108104
                                                                                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value per share
(Title of Class)

Item 1: Description of Registrant's Securities to be Registered.

        The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (File No. 333-108104) is incorporated herein by reference.

Item 2: Exhibits.

        The following exhibits are filed herewith (or incorporated by reference as indicated below):

  1.
  Sixth Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

  2.
  Form of Certificate of Amendment to Sixth Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

  3.
  Form of Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1.

  4.
  Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1.

  5.
  Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NitroMed, Inc.
	By:	/s/ MICHAEL D. LOBERG Michael D. Loberg, Ph.D. Chief Executive Officer
Dated: October 24, 2003

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits.
SIGNATURE